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                                                                       EXHIBIT 5

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                February 8, 2002

Arris Group, Inc.
11450 Technology Circle
Duluth, Georgia 30097

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to the registration for resale of 5,250,000 outstanding shares of Common Stock, $0.01 par value (the "Shares"), issued in connection with your acquisition of Cadant, Inc. This opinion is being provided at your request for inclusion in the Registration Statement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable and that to the extent Earn Out Shares are issued to Cadant pursuant to the terms of the definitive agreement, the Earn Out Shares will be duly authorized and validly issued and will be fully paid and nonassessable.

         The opinions set forth herein are limited to the Delaware General Corporation Law. We are not opining as to any other laws of the State of Delaware (including, but not limited to, "blue sky" or other state securities laws) or as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       /s/ Troutman Sanders LLP